EXHIBIT 99.1

                              (Amendment Language)

2.1  ANNUAL MEETING

     Effective for calendar years beginning after December 31, 2002, the annual meeting of shareholders shall be held in the month of May of each year, on such date and at such time as the Board may from time to time designate and state in the notice of the annual meeting of shareholders. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.